UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2009
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement	1

Item 9.01 Financial Statements and Exhibits	2
EX-2.1
EX-2.2
EX-10.1

i

Item 1.01 Entry into Material Definitive Agreement
     On May 11, 2009, Ixia, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Catapult Communications Corporation, a Nevada corporation (“Catapult”), and Josie Acquisition Company, a Nevada corporation and a direct and wholly owned subsidiary of the Company (“Purchaser”).
Merger Agreement
     Under the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Catapult’s common stock, par value $0.001 per share (the “Shares”), for $9.25 per Share, net to the holders thereof in cash, without interest (the “Offer Price”). The closing of the Offer and Purchaser’s obligation to accept for payment and to pay for all Shares tendered and not validly withdrawn is subject to a number of conditions, including:
•	that there be validly tendered and not withdrawn in accordance with the terms of the Offer, a number of Shares that, together with the Shares then owned by the Company and Purchaser, represents at least a majority of the total number of Shares outstanding on a fully diluted basis (but excluding any stock options that are not exercisable or have an exercise price greater than the Offer Price);

•	the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable foreign competition laws; and

•	other customary conditions.
The Offer is not subject to a financing condition.
     Pursuant to the terms of the Merger Agreement, Catapult also granted Purchaser, subject to the satisfaction of the condition that the Company and Purchaser collectively own at least 70% of Catapult’s outstanding Shares on a fully diluted basis (but excluding any stock options that are not exercisable or have an exercise price greater than the Offer Price) upon completion of the Offer, an irrevocable option (the “Top-Up Option”), to be exercised after completion of the Offer, to purchase from Catapult up to the number of authorized and unissued Shares equal to the number of Shares that, when added to the number of Shares beneficially owned by the Company and/or Purchaser at the time Purchaser exercises the Top-Up Option, constitutes one Share more than the number of Shares entitled to cast 90% of all the votes entitled to be cast by each group or class of shares entitled to vote as a group or class on the Merger Agreement after the issuance of all Shares to be issued upon exercise of the Top-Up Option.
     The Merger Agreement provides that following completion of the Offer and, if necessary, the exercise of the Top-Up Option, and upon satisfaction or waiver of certain conditions, the parties will complete a merger (the “Merger”) through the “short form” procedures available under Nevada law, in which Purchaser shall be merged with and into Catapult, whereupon the separate existence of Purchaser shall cease, and Catapult shall be the surviving corporation and wholly owned subsidiary of the Company. Each issued and outstanding Share immediately prior to the effective time of the Merger (other than Shares held by the Company, Catapult and their subsidiaries) will be cancelled and converted into the right to receive the Offer Price, without interest.
     The Company, Purchaser and Catapult have made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed to certain covenants in the Merger Agreement, including, among others, covenants to take all action necessary to cause Purchaser to perform its obligations under the Merger Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in the Merger Agreement.
     The Merger Agreement contains certain termination rights for each of the Company and Catapult and provides that, upon the termination of the Merger Agreement under specified circumstances, Catapult will be required to pay the Company a termination fee of $2,800,000.
     The Merger Agreement is not intended to provide factual information about the parties thereto. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. Accordingly, investors and stockholders should not rely on the representations and warranties as characterizations of

1

the actual state of facts, since they were made only as of the date of the Merger Agreement. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that Catapult has provided to the Company. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in our public disclosures.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Support Agreement
     Concurrently with the execution of the Merger Agreement, the Company, Purchaser and certain stockholders listed on the signature pages thereto entered into a Support Agreement pursuant to which they agreed to take certain actions in furtherance of transactions contemplated by the Merger Agreement. Pursuant to the terms of the Support Agreement, each of the stockholders party thereto agreed , among other things, to (a) tender the Shares owned by such stockholder in the Offer and (b) in the event that a vote of Catapult’s stockholders is required to approve the Merger Agreement, be present (in person or by proxy) and vote all of such stockholders’ Shares (i) in favor of any such proposal and (ii) against approval of any acquisition proposal and against any action or agreement that could, or could reasonably be expected to, impair the ability of the Company and Purchaser to complete the Offer or the Merger. Together, the counterparties to the Support Agreement are the beneficial owners of approximately 37% of Catapult’s outstanding Shares.
Employment Agreements
     Concurrently with the execution of the Merger Agreement, the Company entered into an employment agreement with Catapult’s Chairman and Chief Executive Officer, Richard A. Karp, pursuant to which he will become an employee of the Company upon consummation of the Merger.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

2.1*	Agreement and Plan of Merger dated as of May 11, 2009, among Catapult Communications Corporation, a Nevada corporation, Ixia, a California corporation, and Josie Acquisition Company, a Nevada corporation and a direct and wholly-owned subsidiary of Ixia.

2.2	Support Agreement dated as of May 11, 2009, by and among Ixia, a California corporation, Josie Acquisition Company, a Nevada corporation and a wholly owned subsidiary of Ixia, and the stockholders listed on the signature pages thereto.

10.1	Employment Agreement dated as of May 11, 2009, by and between Ixia, a California corporation, and Richard A. Karp.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: May 12, 2009	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

3